EXHIBIT 99.3


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

                                                        Three months ended             Six months ended
                                                             June 30,                      June 30,
                                                     -------------------------    -------------------------
Amounts in $ millions                                    2005         2004            2005         2004

Loss from continuing operations before income
taxes                                                 $   (25.5)   $   (17.7)      $   (49.7)   $   (44.2)
Add Back:

       Interest                                            38.9         33.2            74.6         76.2
       Depreciation and amortization                        9.8         10.2            20.0         21.2
       Restructuring and other costs                        2.0          -               2.1          -

                                                     ------------ ------------    ------------ ------------
Segment profit                                        $    25.2    $    25.7       $    47.0    $    53.2
                                                     ============ ============    ============ ============

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